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                                                                    EXHIBIT 21.1

             NEWFIELD EXPLORATION COMPANY -- LISTING OF SIGNIFICANT
                      SUBSIDIARIES AS OF FEBRUARY 28, 2001

  Exact Name of Subsidiary and Name                    Jurisdiction of
Under Which Subsidiary Does Business             Incorporation or Organization
------------------------------------             -----------------------------
Newfield Exploration Mid-Continent Inc.                     U.S.
Newfield International Holdings Inc.                       Bahamas
Newfield Australia Inc.                                    Bahamas
Newfield International (Australia) Pty Ltd                Australia
Newfield Exploration Australia Limited                    Australia
Newfield Australia (Cartier) Pty Ltd                      Australia
Newfield Gulf Coast Inc.                                    Texas
EEX Operating LLC                                         Delaware
EEX Operating L.P.                                          Texas
EEX Capital, Inc.                                         Delaware
EEX Exploration and Production Company LLC                Delaware
EEX E&P Company, L.P.                                     Delaware
EEX Reserves Funding LLC                                  Delaware
EEX Reserves Company LLC                                  Delaware